EXHIBIT 10.25

AK STEEL HOLDING CORPORATION

STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD

Recipient:	Date of Award:

Number of Shares Awarded:

1.	AK Steel Holding Corporation (“AKS”) hereby grants the Recipient this award of shares of AKS’s common stock (the “Award”) subject to the terms and conditions of this Award and of the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of January 16, 2003) (the “Plan”). Recipient acknowledges receipt of a copy of the Plan as in effect on the Date of Award and agrees that the Plan, as heretofore and as it may hereafter be amended, is incorporated herein by this reference.

2.	Subject to the provisions of Article 7 of the Plan, the restrictions on transfer of the shares awarded hereunder shall lapse with respect to one-third of the shares on the first anniversary of the date of the Award, and with respect to an additional one-third of the shares on each of the second and third anniversaries of the date of the Award.

3.	No shares awarded under the Plan may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that said restrictions shall have lapsed in accordance with Article 7 of the Plan.

4.	Stock certificates evidencing shares awarded under the Plan shall be issued in the sole name of the Recipient (but may be held by AKS until the restrictions shall have lapsed in accordance with the Plan) and shall bear a restrictive legend as required by the Plan.

5.	The obligations of AKS to issue or transfer shares awarded under the Plan shall be subject to compliance with all applicable government rules, regulations, and administrative actions and the effectiveness of a registration statement under the Securities Act of 1933.

AK Steel Holding Corporation

By
James L. Wainscott
President and Chief Executive Officer